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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  December 31, 1998


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                        FIRSTAMERICA AUTOMOTIVE, INC.
           (Exact name of registrant as specified in its charter)


          DELAWARE                       297254-NY               88-0206732
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


           601 BRANNAN STREET
        SAN FRANCISCO, CALIFORNIA                               94107
(Address of principal executive offices)                      (Zip Code)



     Registrant's telephone number, including area code:  (415) 284-0444

                               Not applicable.
                        ----------------------------
        (Former name or former address, if changed since last report)
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Item 2.  Acquisition or Disposition of Assets.

         On December 31, 1998, FirstAmerica Automotive, Inc. (the "Company") completed its acquisition of (the "Acquisition") DSW & Associates, Inc., dba AutoTown ("AutoTown").

         Under the terms of the Acquisition, each share of AutoTown will be exchanged for approximately 0.017 shares of the Company's Class A Common Stock in a stock-for-stock exchange. Based on the fair market value of the Company's Class A Common Stock on December 31, 1998, as determined by the Company's Board of Directors, or $2.32 per share, the consideration given to the AutoTown securityholders will have an aggregate value of approximately $780,000. In addition, the Company has assumed AutoTown liabilities in excess of assets totaling approximately $2,100,000, for a total acquisition cost to the Company of approximately $2,880,000, plus transaction expenses. The Acquisition will be accounted for as a purchase and the purchase price will be primarily allocated to in-process research and development, goodwill and other intangible assets.

         AutoTown develops certain software applications for automobile dealerships. These software products have four primary dealership applications: internet website administration, customer tracking, inventory tracking and an easy-to-use finance and insurance module that is fully integrated with accounting. These software applications are designed to enhance dealership sales, efficiencies and profitability.

Item 7.  Exhibits.

         (a) Financial statements of business acquired. To be filed by amendment.

         (b) Pro forma financial information.  To be filed by amendment.

         (c) Exhibits.

Exhibit No.            Description
----------             -----------

2.1 Agreement and Plan of Reorganization, dated as of December 8, 1998, among the Company, DSW Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, and AutoTown.
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                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FIRSTAMERICA AUTOMOTIVE, INC.



Date:  January 14, 1999             By: /s/ Debra Smithart
                                       --------------------------------------
                                       Debra Smithart
                                       Chief Financial Officer
                                       (Principal Financial and Accounting
                                       Officer)
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                                 EXHIBIT INDEX
                                 -------------

Exhibit No.            Description
-----------            -----------

2.1 Agreement and Plan of Reorganization, dated as of December 8, 1998, among the Company, DSW Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, and AutoTown.